UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/14/2008

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 100, Wayne, Pennsylvania 19807
(Address of principal executive offices, including zip code)

610-975-9533
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 14, 2008, the Board of Directors of Encorium Group, Inc. (the "Company") adopted the Second Amended and Restated Bylaws of the Encorium Group, Inc. effective September 14, 2008   (the "Bylaws"), which amend and restate the Amended and Restated Bylaws dated February 21, 2008 (the "Original Bylaws"). The Bylaws amend the Original Bylaws as follows:

- The Bylaws specifically provide for the position of Executive Chairman of the Board, in addition to the positions of Chief Executive Officer, President, Secretary and Treasurer.

-Section 2.1(b) of the Original Bylaws was amended and restated to provide that a Stockholder Meeting Notice (as defined in the Bylaws) must set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, whether or not the Corporation is then subject to Section 14(a) of the Exchange Act, (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Exchange Act, (b) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (c) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons), including but not limited to those pursuant to which a nomination or nominations are to be made by the stockholder; (ii) as to any other business that the stockholder proposes to transact at the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting and any interest in the business of the stockholder and of the beneficial owner, if any, and their affiliates on whose behalf the proposal is made; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a statement setting forth (a) the name and address of the stockholder, as they appear on the Corporation's books, and of such beneficial owner, (b) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, if any, and their affiliates, (c) any other ownership, economic or voting interest in the securities of the Corporation held by the stockholder and the beneficial owner, if any, and their affiliates (including any swap, hedge, securities loan and any other derivative instruments entered into, directly or indirectly, by the stockholder and the beneficial owner, if any, and their affiliates), and (d) all contracts, arrangements, understandings and relationships with respect to the stockholder's and, if any, the beneficial owner's investment in the Corporation, including with any other stockholders, beneficial owners, potential investors in the Corporation, and potential transaction advisors such as financial advisors, legal counsel and proxy solicitation firms; and (vi) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the candidate or candidates for election to the Board of Directors or to present the proposal to be brought before the meeting. The presiding officer of the meeting may refuse to consider any business that shall be brought before any meeting of stockholders of the Corporation otherwise than as provided in this Section (b).

-Section 2.2 of the Original Bylaws was amended to provide that special meetings of the stockholders may be called at any time by the Chairman or Executive Chairman of the Board, the Chief Executive Officer, the President, or by resolution of the Board of Directors and to specifically provide that stockholders do not have the right to call a special meeting of the stockholders.

-Section 3.7 of the Original Bylaws was amended to provide that notice of every special meeting of the Board of Directors must be given to each director by telephone or in writing at least twelve (12) (previously, twenty-four (24) hours) (in the case of notice by telephone, email (email was not previously not provided for) or facsimile transmission) or twenty-four (24) hours (previously forty-eight (48) hours) (in the case of notice by telegraph, courier service or express mail) or five (5) days (in the case of notice by first class mail) before the time at which the meeting is to be held.

This description is qualified in its entirety by reference to the text of the Second Amended and Restated Bylaws filed as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits
a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
3.1 Second Amended and Restated Bylaws of Encorium Group, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: September 16, 2008	By:	/s/ Philip L. Calamia
Philip L. Calamia
Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Second Amended and Restated Bylaws of Encorium Group, Inc.